UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K/A

(Amendment No. 1)

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 19, 2013 (April 16, 2013)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

{00297184.2 }

On April 19, 2013, HPIL Holding (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Initial 8-K”) to furnish a press release announcing the non-reliance on certain financial statements, the pending restatement of those financial statements, and filing of related amended 10-Q reports reflecting the restatement (the “Press Release”).  This Current Report on Form 8-K/A is being filed to correct the expected date of filing the amended 10-Q reports reported in the Initial 8-K and Press Release.  This Amendment does not represent an updating of any information contained in the Initial 8-K other than as set forth below and the information contained in the Initial 8-K continues to speak as of April 19, 2013, the date of issuance of the Initial 8-K.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K/A contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding expected materiality or significance, the quantitative effects of the restatement, and any anticipated conclusions of the Company or management.  You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, and material weaknesses in internal control over financial reporting, to differ materially from those in the forward-looking statements.  These factors include, among other things, the risk that additional information may arise from the preparation of our restated consolidated financial statements and that our internal control over financial reporting may be inadequate or have weaknesses of which we are not currently aware or which have not been detected. Furthermore, there can be no assurance that additional issues or matters will not arise from the matters discussed in the Initial 8-K.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Current Report will in fact transpire.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 4.02     NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OF A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On April 19, 2013, HPIL Holding (the "Company") announced that on April 16, 2013, the Company determined that its financial statements for the second quarter and third quarter of 2012 (the “Affected Statements”) and will be restated and, accordingly, should no longer be relied upon by investors.

As a result of its annual audit and consultation between the Company’s executive officers, directors, and its outside auditors, the Company discovered that certain assets acquired from a related party were recorded at the estimated fair value of the assets.  Recording assets acquired in a related party transaction at the estimated fair value is not permitted under the generally accepted accounting principles in the United States of America (“GAAP”).  Instead, in these circumstances, GAAP requires assets to be recorded at the current carrying value of the seller in the transaction.  The Company expects that the restatement will reduce previously reported total assets and total stockholders’ equity (deficit) by approximately twenty-five million dollars.

The Company’s financial statements for the fiscal year ending December 31, 2012, filed on April 16, 2013, with the Securities and Exchange Commission (the “SEC”), reflect the results of this transaction in accordance with GAAP.  The Company expects to complete the required restatement of the Affected Statements, in accordance with GAAP, and file amended 10-Q reports reflecting the changes with the SEC no later than May 3, 2013.

On May 3, 2013, the Company announced that the amended 10-Q reports reflecting the changes will be filed with the SEC no later than May 10, 2013.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

            (d)  Exhibits

Exhibit                       Description

99.1                            Press Release by HPIL Holding, dated May 3, 2013.

99.2*                          Press Release by HPIL Holding, dated April 19, 2013.

* Included in our Initial 8-K, as filed with the Securities and Exchange Commission on April 19, 2013 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: May 3, 2013	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary